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                                                                     EXHIBIT 1.1



                                6,800,000 SHARES



                            VALERO ENERGY CORPORATION


                    COMMON STOCK (PAR VALUE $0.01 PER SHARE)





                             UNDERWRITING AGREEMENT






February 5, 2004


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                                February 5, 2004




J.P. Morgan Securities Inc.
277 Park Avenue
New York, New York 10172

Dear Sirs and Mesdames:

         Valero Energy Corporation, a Delaware corporation (the "COMPANY"), proposes to issue and sell to J.P. Morgan Securities Inc. (the "UNDERWRITER"), an aggregate of 6,800,000 shares of its Common Stock, par value $0.01 per share (the "UNDERWRITTEN SHARES") and, for the sole purpose of covering over-allotments in connection with the sale of the Underwritten Shares, up to an additional 1,020,000 shares of its Common Stock (the "OPTION Shares"). The Underwritten Shares and the Option Shares are hereinafter referred to as the "SHARES."

         The shares of common stock, par value $0.01 per share, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the "COMMON STOCK." The Shares will have attached thereto preferred share purchase rights (the "RIGHTS") issued pursuant to the Rights Agreement (the "RIGHTS AGREEMENT") dated as of July 17, 1997 between the Company and Computershare Investors Services L.L.C., as Rights Agent.

         The Company has filed with the Securities and Exchange Commission (the "COMMISSION"), in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (the "SECURITIES ACT"), a registration statement on Form S-3 (registration no. 333-84820), including a related prospectus, relating to the registration of certain shares of Common Stock including the Shares and the related Rights and certain debt and other securities (the "SHELF SECURITIES"), to be sold from time to time by the Company. The registration statement as amended at the date of this Agreement, including information, if any, deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act is hereinafter referred to as the "REGISTRATION STATEMENT," and the prospectus included therein relating to the Shelf Securities, in the form first used to confirm sales of the Shares, is hereinafter referred to as the "BASIC PROSPECTUS." Any preliminary prospectus supplement relating to the Shares, together with the Basic Prospectus, is hereinafter referred to as the "PRELIMINARY PROSPECTUS." The Basic Prospectus, as supplemented by the prospectus supplement dated February 5, 2004, specifically relating to the Shares, in the form first used to confirm sales of the Shares is hereinafter referred to as the "PROSPECTUS." If the Company has


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filed an abbreviated registration statement pursuant to Rule 462(b) under the
Securities Act (the "RULE 462 REGISTRATION STATEMENT"), then any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462 Registration Statement. Any reference to the term Registration Statement, the Basic Prospectus, any Preliminary Prospectus or the Prospectus or to any amendment or supplement to any of the foregoing documents shall include the documents incorporated therein by reference. The terms "SUPPLEMENT" and "AMENDMENT" or "AMEND" as used in this Agreement shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), that are deemed to be incorporated by reference in the Prospectus.

         1. Representations and Warranties of the Company. The Company represents and warrants to and agrees with the Underwriter that:

                  (a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

                  (b) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) the Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to the Underwriter furnished to the Company in writing by the Underwriter or its counsel expressly for use therein.

                  (c) The Preliminary Prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in


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         all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

                  (d) The Company (i) has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, (ii) has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and (iii) is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                  (e) Each subsidiary of the Company which is a significant subsidiary as defined in Rule 1-02(w) of Regulation S-X (a "SIGNIFICANT SUBSIDIARY") (i) has been duly formed, is validly existing in good standing under the laws of the jurisdiction of its formation, (ii) has the corporate, limited liability company, limited partnership or partnership power and authority to own its property and to conduct its business as described in the Prospectus and (iii) is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                  (f) This Agreement has been duly authorized, executed and delivered by the Company.

                  (g) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus.

                  (h) The shares of Common Stock outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and non-assessable.

                  (i) The Shares have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

                  (j) The Rights Agreement has been duly authorized, executed and delivered by the Company; the Rights have been duly authorized by the Company and, when issued upon issuance of the Shares, will be


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         validly issued, and the shares of Junior Participating Preferred Stock,
         Series I, issuable upon exercise of the Rights have been duly authorized by the Company and validly reserved for issuance, and when issued upon the exercise of the Rights in accordance with the terms of the Rights Agreement, will be validly issued, fully paid and non-assessable.

                  (k) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement and the Rights Agreement will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency that has not already been obtained is required for the performance by the Company of its obligations under this Agreement or the Rights Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

                  (l) Neither the Company nor any of its subsidiaries is in violation of its corporate charter or by-laws or other constitutive document or in default under any agreement, indenture or instrument, which default could reasonably be expected to have a material adverse effect on the business, properties, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, and no event or condition has occurred or exists which, with the giving of notice or the lapse of time or both, would result in any such violation or default which would have such an effect. Except as described in the Prospectus, neither the Company nor any of its subsidiaries is in violation of any law, ordinance, governmental rule or regulation or court decree to which it may be subject, which violation could reasonably be expected to have a material adverse effect on the business, properties, financial condition or results of operations of the Company and its subsidiaries, taken as a whole.

                  (m) There has not occurred any material adverse change, or any development involving a prospective material adverse change in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

                  (n) There are no legal or governmental investigations or proceedings pending or threatened to which the Company or any of its


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         subsidiaries is a party or to which any of the properties of the
         Company or any of its subsidiaries is subject, that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

                  (o) The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

                  (p) All licenses, permits, consents, certificates of need, authorizations, certifications, accreditations, franchises, approvals, grants of rights by, or filings or registrations with, any federal, state, local or foreign court or governmental or public body, authority, or other instrumentality or third person (including without limitation the Federal Energy Regulatory Commission ("FERC")) (any of the foregoing a "LICENSE") necessary for the Company and its subsidiaries to own, build, maintain or operate their respective businesses or properties have been duly authorized and obtained, and are in full force and effect, except where the failure to so be obtained or in effect would not, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole; and the Company and its subsidiaries are in compliance in all material respects with all provisions thereof; no event has occurred which permits (or with the passage of time would permit) the revocation or termination of any License, or which could result in the imposition of any restriction thereon, which is of such a nature or the effect of which would reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole; no material License is the subject of any pending or, to the best of the Company's knowledge, threatened challenge or revocation which, if such License were revoked, would reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole; the Company and its subsidiaries are not required to obtain any material License that has not already been obtained from, or effect any material filing or registration that has not already been effected with, the FERC or any other federal, state or local regulatory authority in connection with the execution and delivery of this Agreement or the Rights Agreement; and except, in each case, as described in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).


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                  (q) The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole; and except, in each case, as described in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

                  (r) Except as described in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), there are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                  (s) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

                  (t) The Company has prepared its financial statements on a consistent basis in accordance with generally accepted accounting principles.

                  (u) Neither the Company nor any of its subsidiaries is a "holding company", a "subsidiary company" or a "holding company", an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", or a "public utility", as each of such terms is defined in the Public Utility Holding Company Act of 1935, as amended, and the rules and regulations thereunder.


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                  (v) The Company and its subsidiaries have good and
         indefeasible title to all items of real property and good and defensible title to all personal property owned by them and the right to use all other property used or proposed to be used by them in the ordinary course of business, in each case free and clear of all liens, encumbrances and defects except such as are described or referred to in the Prospectus or such as do not materially adversely affect the value of such property and do not unreasonably interfere with the use made or proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, existing and enforceable leases with such exceptions as are not material and do not unreasonably interfere with the use made or proposed to be made of such property and buildings by the Company or its subsidiaries.

                  (w) Immediately after any sale of Shares by the Company hereunder, the aggregate initial offering price of Shares which have been issued and sold by the Company hereunder and of any securities of the Company (other than the Shares) that shall have been issued and sold pursuant to the Registration Statement will not exceed the aggregate initial offering price of securities registered under the Registration Statement.

         2. Agreements to Sell and Purchase. Upon the basis of the representations, warranties and covenants herein contained, but subject to the conditions hereinafter stated, the Company hereby agrees to sell to the Underwriter, and the Underwriter agrees to purchase from the Company at $51.918 a share (the "PURCHASE PRICE") the Underwritten Shares.

         In addition, on the basis of the representations, warranties and covenants herein contained, but subject to the conditions hereinafter stated, the Company grants the Underwriter an option to purchase at its election up to 1,020,000 Option Shares at the Purchase Price. Such option is granted for the sole purpose of covering over-allotments in connection with the sale of the Underwritten Shares. The Underwriter shall have the option to purchase from the Company at the Purchase Price the number of Option Shares as to which such election shall have been exercised.

         The Underwriter may exercise the option to purchase the Option Shares at any time (but not more than once) on or before the thirtieth day following the date of this Agreement, by written notice from the Underwriter to the Company. Such notice shall set forth the aggregate number of Option Shares as to which the option is being exercised and the date and time when the Option Shares are to be delivered and paid for which may be the same date and time as the Closing Date (as hereinafter defined) but shall not be earlier than the Closing Date nor later than the tenth full business day after the date of such notice. Any such notice


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shall be given at least two business days prior to the date and time of delivery specified therein.

         The Company hereby agrees that, without the prior written consent of the Underwriter, it will not, during the period ending 90 days after the date of the final prospectus supplement included in the Prospectus, (i) register, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap or other arrangement that transfers from the Company to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Shares to be sold hereunder, (B) transactions by any person other than the Company relating to shares of Common Stock or other securities of the Company acquired in the open market, (C) the grant of options or Common Stock under the Company's stock and incentive plans as in effect at the date hereof or the issuance of shares of Common Stock under the Company's non-employee director stock plan, (D) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and disclosed in the Prospectus, or (E) the issuance by the Company of unregistered securities in connection with acquisitions, which securities will not be registered for resale before the end of the 90-day period.

         3. Terms of Public Offering. The Company is advised by you that you propose to make a public offering of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Company is further advised by you that the Shares are to be offered to the public initially at $53.25 a share (the "PUBLIC OFFERING PRICE") and to certain dealers selected by you at a price that represents a concession not in excess of $0.80 a share under the Public Offering Price.

         4. Payment and Delivery. Payment for the Shares to be sold by the Company shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Shares for the account of the Underwriter in the case of the Underwritten Shares at 10:00 a.m., New York City time, on February 10, 2004, or at such other time on the same or such other date, not later than February 17, 2004, as shall be designated in writing by you or in the case of the Option Shares, on the date and at the time specified by the Underwriter in the written notice of the Underwriter's election to purchase the Option Shares. The time and date of such payment for the Underwritten Shares are hereinafter referred to as the "CLOSING DATE" and the time and date of such payment for the


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Option Shares, if other than the Closing Date, are hereinafter referred to as the "OPTION CLOSING DATE."

         The Shares shall be delivered in electronic form through the facilities of the Depository Trust Company ("DTC") and registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the Option Closing Date, as the case may be. The Shares shall be delivered to DTC on the Closing Date or the Option Closing Date, as the case may be, for the account of the Underwriter, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriter duly paid, against payment of the Purchase Price therefor.

         5. Conditions to the Underwriter's Obligations. The obligations of the Company to sell the Underwritten Shares to the Underwriter and the obligations of the Underwriter to purchase and pay for the Underwritten Shares on the Closing Date and the obligations of the Company to sell the Option Shares to the Underwriter and the obligations of the Underwriter to purchase and pay for the Option Shares on the Option Closing Date are subject to the following further conditions:

                  (a) the Prospectus shall have been filed with the Commission pursuant to Rule 424 within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act; no stop order suspending the effectiveness of the Registration Statement shall have been issued under the Securities Act and no proceedings for that purpose shall have been instituted or shall be pending or, to your knowledge or the knowledge of the Company, shall be contemplated by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel for the Underwriter.

                  (b) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date or the Option Closing Date, as the case may be:

                           (i) there shall not have occurred any downgrading,
                  nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate an improvement, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

                           (ii) there shall not have occurred any change, or any
                  development involving a prospective change, in the condition,


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                  financial or otherwise, or in the earnings, business or
                  operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

                  (c) The Underwriter shall have received on and dated as of the Closing Date or the Option Closing Date, as the case may be, a certificate signed by an executive officer of the Company, to the effect set forth in Section 5(b)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of such closing date, and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before such closing date.

                  The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

                  (d) The Underwriter shall have received on the Closing Date or the Option Closing Date, as the case may be, an opinion of Baker Botts L.L.P., outside counsel for the Company, to the effect that:

                           (i) the Company has been duly incorporated, is
                  validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus;

                           (ii) the authorized capital stock of the Company
                  conforms as to legal matters to the description thereof contained in the Prospectus;

                           (iii) the Shares have been duly authorized and, when
                  issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights under the Company's certificate of incorporation or by-laws or under Delaware General Corporation Law or, to the best of such counsel's knowledge, any agreement to which the Company is a party;

                           (iv) the Rights Agreement has been duly authorized by
                  the Company; the Rights have been duly authorized by the

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                  Company and, when issued upon issuance of the Shares, will be validly issued, and the Shares of Junior Participating Preferred Stock, Series I, issuable upon exercise of the Rights have been duly authorized by the Company and, when issued upon such exercise in accordance with the terms of the Rights Agreement, will be validly issued, fully paid and non-assessable;

                           (v) this Agreement has been duly authorized, executed
                  and delivered by the Company;

                           (vi) the execution and delivery by the Company of,
                  and the performance by the Company of its obligations under, this Agreement and the Rights Agreement will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company;

                           (vii) the statements (A) in the Prospectus under the
                  caption "Description of Capital Stock", (B) in the Registration Statement in Item 15 and (C) incorporated by reference into the Prospectus under the caption "Description of Registrant's Securities to be Registered" in the report on Form 8-A/A dated May 10, 2001, in each case insofar as such statements constitute summaries of legal matters, accurately present the information called for with respect to such legal matters, documents and proceedings and accurately summarize the matters referred to therein; and

                           (viii) the Company is not, and after giving effect to
                  the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

         In addition, such counsel shall state that nothing has come to such counsel's attention to cause such counsel to believe that (A) the Registration Statement and Prospectus (except for financial statements and schedules and other financial and statistical data included therein as to which such counsel need not comment) do not comply as to form in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder or (B) (i) (except for financial statements and schedules and other financial and statistical data as to which such counsel need not express any belief) the Registration Statement and the prospectus included therein at the time the Registration Statement became effective or at the time of the execution of this Agreement contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements

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therein not misleading or (ii) (except for financial statements and schedules and other financial and statistical data as to which such counsel need not express any belief) the Prospectus contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (e) The Underwriter shall have received on the Closing Date or the Option Closing Date, as the case may be, an opinion of Jay D. Browning, Esq., Vice President and Corporate Secretary of the Company, to the effect that:

                           (i) the Company is duly qualified to transact
                  business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

                           (ii) each Significant Subsidiary of the Company has
                  been duly formed, is validly existing in good standing under the laws of the jurisdiction of its formation, has the corporate, limited liability company, limited partnership or partnership power and authority to own its property and to conduct its business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

                           (iii) the shares of Common Stock outstanding prior to
                  the issuance of the Shares have been duly authorized and are validly issued, fully paid and non-assessable;

                           (iv) all of the issued shares of capital stock of
                  each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims;

                           (v) the execution and delivery by the Company of, and
                  the performance by the Company of its obligations under, this Agreement and the Rights Agreement will not contravene any agreement or other instrument binding upon the Company or any of its subsidiaries that is known to such counsel and material to the Company and its subsidiaries, taken as a whole, or to the best

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                  of such counsel's knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency that has not already been obtained is required for the performance by the Company of its obligations under this Agreement or the Rights Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares;

                           (vi) the statements (A) in the Prospectus under the
                  captions "Risk Factors--Compliance with and changes in environmental laws could adversely affect our performance" and "--A patent dispute with Unocal could adversely affect us,"
                  (B) in the Registration Statement in Item 15 and (C) incorporated by reference into the Prospectus under the caption "Item 1--Business & Properties--Environmental Matters and "Item 3--Legal Proceedings" in the Company's Annual Report on Form 10-K for the year ended December 31, 2002, in each case insofar as such statements constitute summaries of legal matters, accurately present the information called for with respect to such legal matters, documents and proceedings and accurately summarize the matters referred to therein;

                           (vii) after due inquiry, such counsel does not know
                  of any legal or governmental investigations or proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required;

                           (viii) nothing has come to such counsel's attention
                  to cause such counsel to believe that the Company and its subsidiaries (A) are not in compliance with any and all applicable Environmental Laws, (B) have not received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses or (C) are not in compliance with all terms and conditions of any such permit, license or approval, except as described in the Prospectus and except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole; and

                           (ix) the documents incorporated by reference in the
                  Prospectus (except for the consolidated financial statements and other financial or statistical data included therein or omitted therefrom, as to which such counsel need express no opinion), as of the dates they were filed with the Commission or to the extent such documents were subsequently amended prior to the date hereof, at the time so amended, complied as to form in all material respects with the requirements of the Exchange Act and the regulations thereunder.

         In addition, such counsel shall state that nothing has come to such counsel's attention to cause such counsel to believe that (A) the Registration Statement and Prospectus (except for financial statements and schedules and other financial and statistical data included therein as to which such counsel need not comment) do not comply as to form in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder or (B)(i) (except for financial statements and schedules and other financial and statistical data as to which such counsel need not express any belief) the Registration Statement and the prospectus included therein at the time the Registration Statement became effective or at the time of the execution of this Agreement contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) (except for financial statements and schedules and other financial and statistical data as to which such counsel need not express any belief) the Prospectus contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         The opinions of Baker Botts L.L.P. and Jay D. Browning, Esq. referred to in paragraphs 5(d) and 5(e) above shall be rendered to the Underwriter at the request of the Company and shall so state therein.

                  (f) The Underwriter shall have received on the Closing Date or the Option Closing Date, as the case may be, an opinion of Davis Polk & Wardwell, counsel for the Underwriter, dated such closing date in form and substance satisfactory to the Underwriter.

                  (g) The Underwriter shall have received, on the Closing Date or the Option Closing Date, as the case may be, a letter dated such closing date in form and substance satisfactory to the Underwriter, from Ernst &

         Young LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus; provided that the letter delivered on the Closing Date or the Option Closing Date, as the case may be, shall use a "cut-off date" not earlier than the date hereof.

                  (h) The "lock-up" agreements, each substantially in the form of Exhibit A hereto, between you and William E. Greehey, Gregory C. King, William R. Klesse, Michael Ciskowski and Keith D. Booke relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

         6. Covenants of the Company. In further consideration of the agreements of the Underwriter herein contained, the Company covenants with the Underwriter as follows:

                  (a) To furnish to you, without charge, two conformed copies of the Registration Statement (including exhibits and documents incorporated by reference thereto) and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and, during the period mentioned in Section 6(d) below, as many copies of the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

                  (b) During the period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriter the Prospectus is required by law to be delivered in connection with sales by the Underwriter or a dealer, before amending or supplementing the Registration Statement or the Prospectus, (including by filing any document that would as a result thereof be incorporated by reference in the Prospectus) to furnish to you a copy of each such proposed amendment, supplement or other document and not to file any such proposed amendment, supplement or other document to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

                  (c) During the period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriter the Prospectus is required by law to be delivered in connection with sales by the Underwriter or a dealer, to file promptly all documents required to be filed with the Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

                  (d) If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriter the Prospectus is required by law to be delivered in connection with sales by the Underwriter or a dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriter, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriter and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you and to any other dealers upon request, either amendments or supplements to the Prospectus, so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

                  (e) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request and to maintain such qualifications for as long as the Underwriter shall reasonably request.

                  (f) To make generally available to the Company's security holders and to you as soon as practicable an earnings statement covering the twelve-month period ending March 31, 2004 that satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

                  (g) To comply with all rules and regulations of the New York Stock Exchange in respect of the listing of the Shares and to use its best efforts to cause the Shares to be eligible for trading thereon.

                  (h) To use the net proceeds received by the Company from the sale of the Shares pursuant to this Agreement in the manner specified in the Prospectus under the caption "Use of Proceeds."

         7. Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company's counsel and the Company's accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriter and dealers, in the quantities herein above specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriter, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 6(e) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriter in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriter incurred in connection with any required review and qualification of the offering of the Shares by the National Association of Securities Dealers, Inc., (v) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Common Stock and all costs and expenses incident to listing the Shares on the New York Stock Exchange, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the officers of the Company and any such consultants, and
(ix) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section, that the Underwriter agrees to pay all of the costs and expenses relating to any "road show" relating directly to the Underwriter, including the cost of chartering any aircraft. It is understood that except as provided in this Section, Section 8 entitled "Indemnity and Contribution", and the last paragraph of Section 10 below, the Underwriter will pay all of its costs and expenses, including fees and disbursements of its counsel, stock transfer taxes payable on resale of any of the Shares by the Underwriter and any advertising expenses connected with any offers it may make.

         8. Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless the Underwriter and each person, if any, who controls the Underwriter within the meaning of either Section 15 of the Securities Act or
Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to the Underwriter furnished to the Company in writing by the Underwriter or through its counsel expressly for use therein; provided, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of the Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Shares, or any person controlling the Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of the Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities, unless such failure is the result of noncompliance by the Company with Section 6(a) hereof.

         (b) The Underwriter agrees to indemnify and hold harmless the Company, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to the Underwriter furnished to the Company in writing by the Underwriter or through its counsel expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

         (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the "INDEMNIFIED PARTY") shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Underwriter and all persons, if any, who control the Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriter and such control persons of the Underwriter, such firm shall be designated in writing by the Underwriter. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

         (d) To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such subsection, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriter on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriter, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Company on the one hand and the Underwriter on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriter or through its counsel and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         (e) The Company and the Underwriter agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

         (f) The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of any termination of this Agreement, any investigation made by or on behalf of the Underwriter or any person controlling the Underwriter, or the Company, its officers or directors or any person controlling the Company and acceptance of and payment for any of the Shares.

         9. Termination. This Agreement shall be subject to termination by notice given by you to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date or, with respect to the Option Shares, prior to the Option Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange or the National Association of Securities Dealers, Inc., (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and (b) in the case of any of the events specified in clauses 9(a)(i) through 9(a)(iv), such event, singly or together with any other such event, makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

         10. Effectiveness. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

         If this Agreement shall be terminated by the Underwriter because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriter for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by the Underwriter in connection with this Agreement or the offering contemplated hereunder.

         11. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         12. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

         13. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

         14. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriter shall be given to J.P. Morgan Securities Inc., 277 Park Avenue, Ninth Floor, New York, New York 10172 (telefax: 212-622-8358), Attention Hank Wilson, Syndicate Department. Notices to the Company shall be given to it at One Valero Place, San Antonio, Texas, 78212 (telefax: 210-370-2646); Attention: Corporate Secretary.

                                      Very truly yours,

                                      VALERO ENERGY CORPORATION

                                      By: /s/ Keith D. Booke
                                          -------------------------------------
                                          Name:   Keith D. Booke
                                          Title:  Executive Vice President and
                                                  Chief Administrative Officer

Accepted as of the date hereof

J.P. MORGAN SECURITIES INC.


By: /s/ Arnold Evans
    -------------------------------
    Name:  Arnold Evans
    Title: Vice President

                                                                       EXHIBIT A

                          FORM OF EQUITY LOCK-UP LETTER



                                  ______, 2004


J.P. Morgan Securities Inc.
277 Park Avenue
New York, New York 10172

Dear Sirs and Mesdames:

         The undersigned understands that J.P. Morgan Securities Inc. (the "UNDERWRITER") proposes to enter into an Underwriting Agreement (the "UNDERWRITING AGREEMENT") with Valero Energy Corporation, a Delaware corporation (the "COMPANY"), providing for the public offering (the "PUBLIC OFFERING") by the Underwriter of shares (the "SHARES") of the common stock, par value $0.01 per share, of the Company (the "COMMON STOCK").

         To induce the Underwriter to continue its efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Underwriter, he will not, during the period commencing on the date hereof and ending 90 days after the date of the final prospectus supplement relating to the Public Offering (the "PROSPECTUS SUPPLEMENT"), (1) register, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to the sale of any securities to the Underwriter pursuant to the Underwriting Agreement or pursuant to any other underwriting agreement entered into between the Company and the Underwriter, as lead underwriter [and, in addition, shall not apply to the sale of _________ shares of Common Stock]. In addition, the undersigned agrees that, without the prior written consent of the Underwriter, he will not, during the period commencing on the date hereof and ending 90 days after the date of the final Prospectus Supplement, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of the undersigned's shares of Common Stock except in compliance with the foregoing restrictions.

         The undersigned understands that the Company and the Underwriter are relying upon this Lock-Up Agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned's heirs, legal representatives, successors and assigns.

         Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriter. Notwithstanding anything herein to the contrary, this agreement will terminate if the Underwriting Agreement is terminated prior to the delivery of the Shares thereunder.


                                    Very truly yours,



                                    -------------------------------------------
                                    (Name)

                                    -------------------------------------------
                                    (Address)



                                      A-2